Exhibit 99.1

Akari Therapeutics Reports Third Quarter 2026 Financial Results and Highlights Continued Progress Toward Clinical Development of Differentiated ADC Payload Platform

Initiated GLP toxicology studies of lead TROP2-targeted ADC AKTX-101 to enable planned Phase 1 trial in mid-2027

New preclinical findings demonstrate anti-tumor activity in urothelial cancer models resistant to currently approved ADC therapies, reinforcing the potential of novel PH1 payload for patients relapsing on current ADC therapies

Collaboration with Whitehawk Therapeutics on novel dual payloads emphasizes PH1 payload’s strategic partnering opportunities

Strengthened balance sheet with approximately $3 million in proceeds from warrant exercises, ending the quarter with $5.7 million in cash

TAMPA, FL and LONDON – November 12, 2026 – Akari Therapeutics, Plc (Nasdaq: AKTX) (“Akari” or the “Company”), an oncology biotechnology company developing antibody drug conjugates (ADCs) with a novel RNA splicing disrupting payload, today reported financial results for the third quarter ended September 30, 2026, and highlighted significant progress advancing its proprietary PH1 payload platform toward Phase 1 clinical development.

Akari continues to execute against its strategic priorities, achieving important milestones to advance its novel ADC payload toward clinical validation. With GLP toxicology studies initiated for its lead candidate AKTX-101, and new preclinical findings demonstrating activity in models resistant to existing ADC therapies, the Company is advancing toward its planned first-in-human Phase 1 clinical trial in mid-2027, subject to obtaining additional financing. In parallel, the Company continues to pursue strategic opportunities to develop the PH1 payload in unique ways, including a dual ADC payload concept, as announced through the Whitehawk Therapeutics research collaboration.

“We are entering an increasingly important phase in Akari’s evolution, as we translate the differentiated potential of our PH1 payload platform into a defined path toward clinical development,” said Abizer Gaslightwala, President and Chief Executive Officer of Akari Therapeutics. “The initiation of GLP toxicology studies represents a critical step toward bringing AKTX-101 into the clinic. Our latest preclinical findings provide further evidence of what we believe could be a meaningful competitive advantage of our unique ADC payload that disrupts RNA splicing: initial focus on treating the increasing number of patients refractory to current ADCs utilizing topoisomerase or microtubule inhibitor payloads, while subsequently, expanding the opportunity to be the first-line ADC of choice.”

“The ADC landscape is rapidly evolving, and we believe the next wave of innovation will be driven not simply by new targets, but by novel payloads capable of overcoming the limitations of current treatments. That is precisely the opportunity we are pursuing with the PH1 payload,” continued Mr. Gaslightwala. “With continued execution towards Phase 1 and unique collaborations as announced with Whitehawk Therapeutics, we believe Akari is increasingly well positioned to accelerate the value and impact of our differentiated ADC payload technology.”

Third Quarter and Recent Strategic Highlights

Advancing AKTX-101 Towards Planned Phase 1 Initiation in 2027

●	Initiated GLP toxicology studies for AKTX-101, Akari’s lead TROP2-targeted ADC utilizing its proprietary PH1 payload, representing an important milestone in the Company’s transition toward clinical-stage development.

●	Continued IND-enabling activities, including required non-clinical and CMC/manufacturing work needed to file an IND to support Phase 1 clinical studies by mid-2027.

●	Announced collaboration with Whitehawk Therapeutics to explore the development of a novel dual payload construct for an ADC utilizing Akari’s PH1 payload, supporting the Company’s broader strategy of working with partners to further unlock the potential of the PH1 ADC payload.

New Preclinical Data Reinforce PH1’s Potential to Address ADC Therapy Resistance

Akari reported new preclinical findings demonstrating encouraging anti-tumor activity of AKTX-101 across multiple clinically relevant urothelial cancer models, including settings where existing ADC therapies showed limited effectiveness.

Key findings included:

●	Statistically significant tumor growth inhibition compared with vehicle in the UM-UC-14 advanced urothelial carcinoma model, in which Padcev® (enfortumab vedotin) showed limited activity.

●	Encouraging activity in a tumor model of acquired resistance to Trodelvy® (sacituzumab govitecan), a first-generation TROP2-targeted ADC, with Trodelvy® resistant tumors slowing in growth after being switched to AKTX-101.

These findings provide important preclinical support for the potential of AKTX-101 to offer a differentiated therapeutic approach in cancers with limited responsiveness to existing ADCs. The results also support further investigation of PH1-based ADCs as potential treatment options following progression on currently available therapies.

“AKTX-101 showed encouraging activity in an advanced urothelial cancer model in which Padcev® had limited activity, and slowed tumor growth in a separate model after tumors developed resistance to Trodelvy®,” said Satyajit Mitra, Executive Director, Head of Oncology at Akari Therapeutics. “Together, these findings support further evaluation of AKTX-101 after progression on prior ADC therapy. The Trodelvy® findings also reinforce our hypothesis that a different payload mechanism may help address payload-specific resistance while retaining the same TROP2 target.”

Expanding the Pipeline and Intellectual Property Estate of the PH1 Payload Platform

●	Continued early discovery work for AKTX-102, the Company’s CEACAM5-targeted ADC candidate utilizing PH1.

●	Expanded intellectual property protection through the filing of international patent application PCT/US2026/45955, covering PH1’s modulation of alternative RNA splicing pathways implicated in tumor growth, survival and therapeutic resistance.

○	The patent application builds on preclinical findings demonstrating PH1-mediated modulation of cancer-associated pathways, including VEGF-A, FAS and androgen receptor splice variants.

Akari’s strategy extends beyond a single drug candidate. By establishing PH1 as a potentially versatile ADC payload, the Company is pursuing opportunities to create value through both internally developed programs and external strategic collaborations, with the potential to broaden the platform’s application without relying exclusively on Akari-funded clinical development.

Strengthening Business Development Capabilities to Capitalize on Strategic Opportunities

In October 2026, Akari appointed Vatnak Vat-Ho as Chief Business Officer, further strengthening the Company’s ability to pursue strategic partnerships, licensing arrangements and corporate development opportunities.

Mr. Vat-Ho brings more than 20 years of experience in oncology business development, biopharmaceutical strategy and capital markets, including involvement in transactions totaling more than $25 billion in aggregate value.

His experience includes originating and executing ADC payload collaborations involving Exelixis and BioNTech, providing relevant expertise as Akari seeks to expand the reach of its PH1 platform through potential strategic partnerships.

Upcoming Development Priorities and Potential Value Drivers

Akari remains focused on executing a series of development and strategic initiatives designed to advance its lead candidate and expand the potential applications of its proprietary PH1 payload.

●	AKTX-101 Clinical Advancement: Progress in GLP toxicology, GMP manufacturing and remaining IND-enabling activities toward planned Phase 1 clinical development in mid-2027.

●	Strengthening Scientific Platform: Continue generating evidence demonstrating PH1’s differentiated activity in tumors resistant to existing ADC therapies.

●	Business Development and Strategic Partnerships: Advance ongoing collaborations and evaluate licensing and business development opportunities that could expand PH1’s application to new ADC molecules, as well as novel ADC constructs like dual payloads built around PH1.

●	Internal Pipeline Expansion: Continue to advance PH1-based ADC candidates targeting additional tumor-associated antigens, including the CEACAM5-targeted AKTX-102.

Summary of Financial Results for Third Quarter 2026

The Company closed the third quarter with $5.7 million in cash, the second highest cash balance since 2024. Operating expenses were $4.7 million, compared to $7.4 million for the comparable period in 2025. The Company received proceeds of approximately $2.9 million from the exercise of previously issued warrants and repaid in full its $0.7 million of outstanding convertible notes.

Research and development expenses were approximately $2.1 million for the three months ended September 30, 2026, compared to approximately $0.2 million for the comparable period in 2025. This reflects the Company’s increased investment in advancing its ADC development platform and related research and development activities.

General and administrative expenses were approximately $2.6 million for the three months ended September 30, 2026, compared to approximately $2.0 million for the comparable period in 2025. The increase was primarily attributable to higher professional fees and a one-time cost associated with the termination of an agreement with a prior placement agent.

Loss from operations was approximately $4.7 million for the three months ended September 30, 2026, compared to approximately $7.4 million for the comparable period in 2025. The prior-year quarter included a $5.2 million impairment charge related to the Company’s former PHP-303 program.

Net loss was approximately $4.8 million for the three months ended September 30, 2026, compared to approximately $6.4 million for the comparable period in 2025.

Cash totaled approximately $5.7 million as of September 30, 2026, compared to approximately $5.2 million as of December 31, 2025. The Company reported net cash used in operating activities of approximately $9.8 million for the nine months ended September 30, 2026. During the third quarter of 2026, the Company received approximately $2.9 million in proceeds from the exercise of outstanding warrants. The Company also repaid in full its $0.7 million of outstanding convertible notes at their August 31, 2026 maturity and had no convertible notes or notes payable outstanding as of September 30, 2026.

About Akari Therapeutics

Akari Therapeutics is an oncology biotechnology company developing next-generation antibody drug conjugates (ADCs) with a unique payload, PH1, which targets RNA splicing. Utilizing its innovative ADC discovery platform, the Company has the ability to generate ADC candidates and optimize them based on the desired application to any antigen target of interest. Akari’s lead candidate, AKTX-101, targets the Trop2 receptor on cancer cells with a proprietary linker, enabling it to deliver its novel PH1 payload directly into the tumor with minimal off-target effects. Unlike current ADCs that use microtubule inhibitors and DNA-damaging agents as their payloads, PH1 is a novel payload that is a spliceosome modulator designed to disrupt RNA splicing within cancer cells. This splicing modulation has been shown in preclinical animal models to induce cancer cell death while activating both the innate and adaptive immune systems to drive robust and durable activity. In preclinical studies, AKTX-101 has been shown to have significant activity and prolonged survival relative to ADCs with traditional payloads. Additionally, AKTX-101 has the potential to be synergistic with checkpoint inhibitors and has demonstrated prolonged survival as both a single agent and in combination with checkpoint inhibitors. The PH1 payload has also been demonstrated to be very active against cancer cells with key oncogenic drivers such as KRAS, BRAF, AR-V7, FGFR3 fusions, and others. The Company has initiated IND enabling studies for AKTX-101 with a goal of starting its First-In-Human trial by mid-2027. Akari is also developing AKTX-102, an ADC candidate targeting CEACAM5 (Carcinoembryonic Antigen-related Cell Adhesion Molecule-5), a well-validated tumor antigen broadly expressed across multiple solid tumors. AKTX-102 is designed to leverage Akari’s proprietary PH1 spliceosome-modulating payload and a novel antibody construct to enable differentiated tumor cell killing and immune activation.

For more information about the Company, please visit www.akaritx.com and connect on X and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company that involve risks and uncertainties relating to future events and the future performance of the Company. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding the potential characteristics and therapeutic applications of PH1 and PH1-based ADCs, the ability of the Company to advance its product candidates for the treatment of cancer and the timing of a filing of an IND and commencement of a Phase I clinical trial. These statements are based on the Company’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: the Company’s need for additional capital; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the business; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of the Company’s programs or product candidates; risks related to any loss of the Company’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for the Company’s product candidates, including as a result of potential tariffs; the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by the Company and/or its collaborators or licensees; the extent to which the results from the research and development programs conducted by the Company, and/or its collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of the Company’s product candidates; risks related to competition for the Company’s product candidates; and the Company’s ability to successfully develop or commercialize its product candidates. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release except as required by law.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

908-824-0775

AKTX@jtcir.com